UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 3, 2006
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 3, 2006, Chesapeake Corporation (the "Company" or "Chesapeake") issued a press release announcing second quarter 2006 results. The information contained in the press release, which is attached as Exhibit 99.1 to this report, is incorporated herein by reference. On August 3, 2006 Chesapeake held a conference call with investors to discuss the second quarter 2006 results. The manuscript of this conference call, which is attached as Exhibit 99.2 to this report, is incorporated herein by reference.

The information included within Items 2.02 and 8.01 of this Form 8-K and the exhibits attached shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing made by Chesapeake under the Securities Act of 1933, as amended.

ITEM 2.06 MATERIAL IMPAIRMENT

On July 31, 2006, Chesapeake completed the sale of its French luxury packaging business ("CLP"). Negotiations with the purchaser had not advanced sufficiently as of the end of Chesapeake's second quarter for CLP to meet the criteria as a "held for sale" asset under Statement of Financial of Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The Company did, however, record an asset impairment charge of approximately $3.0 million ($3.0 million after income taxes) in the second quarter of 2006 related to CLP's long-lived assets. The CLP business will be classified as a discontinued operation beginning in the third quarter of 2006.

ITEM 8.01 OTHER EVENTS

During its second quarter 2006 conference call with investors on August 3, 2006, the Company outlined its plans for a debt refinancing in the third quarter of 2006. Such plans are more fully described in the manuscript of this conference call, which is attached as Exhibit 99.2 to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)
Exhibits

99.1	Press release, issued on August 3, 2006, announcing second quarter 2006 results
99.2	Manuscript for conference call held on August 3, 2006, discussing second quarter 2006 results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: August 4, 2006	BY:	/s/ Thomas G. Hayes _______
Thomas G. Hayes
Controller
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1

Press release, issued on August 3, 2006, announcing second quarter 2006 results

99.2

Manuscript for conference call held on August 3, 2006, discussing second quarter 2006 results